UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 9, 2007 (November 7, 2007)
FIRST ACCEPTANCE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-12117	75-1328153

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

3322 West End Ave, Suite 1000
Nashville, Tennessee	37203

(Address of Principal Executive Offices)	(Zip Code)
(615) 844-2800

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On November 9, 2007, First Acceptance Corporation (the “Company”) issued a press release announcing its results of operations for the first quarter ended September 30, 2007 of its fiscal year ending June 30, 2008. The text of the release is set forth in Exhibit 99.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 7, 2007, the Board of Directors of the Company (the “Board”) adopted and approved the Second Amended and Restated Bylaws of the Company (the “Bylaws”), thereby amending Article VII, Sections 7.1, 7.3, 7.5 and 7.6 of the previous bylaws of the Company to permit the issuance and transfer of uncertificated shares of the Company’s stock. The Bylaws were adopted to ensure the Company’s eligibility to participate in the Direct Registration System administered by the Depository Trust Company, as required by the listing requirements of the New York Stock Exchange effective January 1, 2008. The previous bylaws of the Company made no reference to uncertificated shares.
     The amendments to the Bylaws took effect on November 7, 2007 in accordance with resolutions adopted by the Board. The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, which is set forth in Exhibit 3 and incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On November 9, 2007, the Company issued a press release announcing its results of operations for the first quarter ended September 30, 2007 of its fiscal year ending June 30, 2008. The text of the release is set forth in Exhibit 99.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

3	Second Amended and Restated Bylaws of First Acceptance Corporation

99	Press release dated November 9, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION
By:	/s/ Stephen J. Harrison
Stephen J. Harrison
President and Chief Executive Officer

Date: November 9, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
3	Second Amended and Restated Bylaws of First Acceptance Corporation

99	Press release dated November 9, 2007